EXHIBIT 99.1

PRESS RELEASE OF NORTHWEST BANCSHARES, INC.
EARNINGS RELEASE

FOR IMMEDIATE RELEASE

Contact:	William J. Wagner, President and Chief Executive Officer (814) 726-2140
William W. Harvey, Jr., Senior Executive Vice President and Chief Financial Officer (814) 726-2140

Northwest Bancshares, Inc. Announces Second Quarter 2017 Earnings and Quarterly Dividend

Warren, Pennsylvania — July 24, 2017

Northwest Bancshares, Inc. (NasdaqGS: NWBI) announced net income for the quarter ended June 30, 2017 of $31.0 million, or $0.30 per diluted share. This represents an increase of $38.0 million compared to the same quarter last year when the Company reported a net loss of $7.0 million or $0.07 per diluted share. The annualized returns on average shareholders’ equity and average assets for the quarter ended June 30, 2017 were 10.48% and 1.30% compared to (2.44)% and (0.32)% for the same quarter last year.

The current quarter's earnings were significantly augmented by the sale of the Company's three Maryland offices at a profit of $17.2 million, or $10.3 million after tax, while earnings for the same quarter in the previous year were negatively impacted by a penalty of $37.0 million, or $22.2 million after tax, relating to the prepayment of $700.0 million of long-term, fixed-rate Federal Home Loan Bank ("FHLB") borrowings. For more information, see "Reconciliation of Non-GAAP to GAAP Net Income" within this press release.

The Company also announced that its Board of Directors declared a quarterly cash dividend of $0.16 per share payable on August 17, 2017 to shareholders of record as of August 3, 2017. This is the 91st consecutive quarter in which the Company has paid a cash dividend. Based on the market value of the Company's stock as of June 30, 2017, this dividend represents an annualized yield of approximately 4.1%.

In making this announcement, William J. Wagner, President and CEO, noted, "Excluding the aforementioned profit on the sale of the Maryland offices and costs associated with the closure of our consumer finance business, adjusted non-GAAP earnings for the quarter were $22.3 million, or $0.22 per share, a significant improvement over the first quarter of 2017. With the sale of the Maryland offices and closure of the consumer finance business now completed, our efforts will be focused on the lines of business and markets that are scalable, efficient, and offer meaningful opportunities for growth and earnings enhancement."

Net interest income increased by $7.2 million, or 9.5%, to $82.7 million for the quarter ended June 30, 2017, from $75.5 million for the quarter ended June 30, 2016. This increase is due primarily to a $3.2 million, or 3.9%, increase in interest income on loans receivable as a result of a $396.9 million, or 5.5%, increase in average loans receivable from the prior year period. Also contributing to the increase in net interest income is a $2.9 million, or 70.1%, decrease in interest expense on borrowed funds as a result of the prepayment of $700.0 million of long-term FHLB borrowings in the second quarter of 2016.

     The provision for loan losses increased by $1.4 million, or 32.5%, to $5.6 million for the quarter ended June 30, 2017, from $4.2 million for the quarter ended June 30, 2016. This increase relates to the growth in the indirect automobile and commercial business loan portfolios as well as for the closure of the Company's consumer finance subsidiary. Overall credit quality improved slightly with nonaccrual loans decreasing to $72.8 million, or 0.95% of total loans, at June 30, 2017 from $75.9 million, or 1.04% of total loans, at June 30, 2016 and total loan delinquency decreasing to $82.5 million, or 1.07% of total loans outstanding, at June 30, 2017 from $83.8 million, or 1.15% of total loans outstanding, at June 30, 2016.

Excluding the $17.2 million profit received on the sale of the Maryland offices, noninterest income increased by $4.0 million, or 19.8%, to $24.3 million for the quarter ended June 30, 2017, from $20.3 million for the quarter ended June 30, 2016. Contributing to this increase was an increase in service charges and fees of $2.1 million, or 19.9%, which is attributable to the growth in checking accounts. Additionally, trust and other financial services income increased by $1.3 million, or 40.4%, due primarily to growth in assets under management.

     Excluding the $37.0 million penalty incurred in the prior year period due to the prepayment of long-term FHLB borrowings, noninterest expense increased by $8.1 million, or 12.5%, for the quarter ended June 30, 2017. This increase, comprised primarily of increases in compensation and employee benefits of $4.5 million, or 13.4%, premises and occupancy costs of $828,000, or 13.2%, office operations of $827,000, or 24.7%, and amortization of intangible assets of $1.0 million, or 146.3%, relates primarily to the acquisition of 18 bank offices and related personnel in September 2016.

Net income for the six-month period ended June 30, 2017 was $48.7 million, or $0.48 per diluted share. This represents an increase of $37.7 million, or 344.0%, compared to the six-month period ended June 30, 2016, when net income was $11.0 million, or $0.11 per diluted share. The annualized returns on average shareholders’ equity and average assets for the six-month period ended June 30, 2017 were 8.34% and 1.03% compared to 1.90% and 0.25% for the same period last year. In addition to the aforementioned items impacting the quarter, net interest income for the six-month period ended June 30, 2017 increased by $16.2 million, or 11.0%, due primarily to the loans received with the office acquisition previously discussed.

As announced in April, the Company closed the remaining 43 offices of its consumer finance subsidiary, Northwest Consumer Discount Company ("NCDC"), on July 14, 2017. All loans were transferred to Northwest Bank which will continue to operate NCDC's indirect sales finance program.

Also, in a continued effort to exit less efficient lines of business, Northwest Bank recently entered into a definitive agreement to sell its retirement services subsidiary, Boetger and Associates, Inc. ("Boetger"), to Boetger's current managing director. Both the annual revenue and annual expense generated by this line of business are approximately $2.5 million. It is anticipated that this transaction will close in the fourth quarter of 2017 and that Boetger will continue to administer Northwest Bank's retirement plans.

Headquartered in Warren, Pennsylvania, Northwest Bancshares, Inc. is the holding company of Northwest Bank. Founded in 1896, Northwest Bank is a full-service financial institution offering a complete line of business and personal banking products, employee benefits and wealth management services, as well as the fulfillment of business and personal insurance needs. Northwest operates 164 full-service community banking offices and nine free standing drive-through facilities in Pennsylvania, New York, and Ohio.  Northwest Bancshares, Inc.’s common stock is listed on the NASDAQ Global Select Market (“NWBI”). Additional information regarding Northwest Bancshares, Inc. and Northwest Bank can be accessed on-line at www.northwest.com.

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Forward-Looking Statements - This release may contain forward-looking statements with respect to the financial condition and results of operations of Northwest Bancshares, Inc. including, without limitations, statements relating to the earnings outlook of the Company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include among others, the following possibilities: (1) changes in the interest rate environment; (2) competitive pressure among financial services companies; (3) general economic conditions including an increase in non-performing loans; (4) changes in legislation or regulatory requirements; (5) difficulties in continuing to improve operating efficiencies; (6) difficulties in the integration of acquired businesses or the ability to complete sales transactions; and (7) increased risk associated with commercial real-estate and business loans. Management has no obligation to revise or update these forward-looking statements to reflect events or circumstances that arise after the date of this release.

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Financial Condition (Unaudited)
(Dollars in thousands, except per share amounts)

	June 30, 2017	December 31, 2016	June 30, 2016
Assets
Cash and cash equivalents	$111,772	119,403	87,711
Interest-earning deposits in other financial institutions	44,355	266,902	223,084
Federal funds sold and other short-term investments	640	3,562	636
Marketable securities available-for-sale (amortized cost of $949,161, $825,552 and $692,403, respectively)	952,802	826,200	705,297
Marketable securities held-to-maturity (fair value of $36,560, $20,426 and $25,978, respectively)	36,206	19,978	25,144
Total cash, interest-earning deposits and marketable securities	1,145,775	1,236,045	1,041,872

Residential mortgage loans held for sale	10,297	9,625	39,942
Residential mortgage loans	2,740,174	2,705,139	2,717,656
Home equity loans	1,301,032	1,328,772	1,162,174
Consumer loans	658,125	642,961	546,550
Commercial real estate loans	2,396,663	2,342,089	2,363,376
Commercial loans	580,446	528,761	465,223
Total loans receivable	7,686,737	7,557,347	7,294,921
Allowance for loan losses	(62,885)	(60,939)	(60,781)
Loans receivable, net	7,623,852	7,496,408	7,234,140

Assets held-for-sale	—	152,528	—
Federal Home Loan Bank stock, at cost	8,142	7,390	40,321
Accrued interest receivable	21,667	21,699	20,713
Real estate owned, net	6,030	4,889	4,950
Premises and Equipment, net	154,785	161,185	151,643
Bank owned life insurance	172,023	171,449	169,616
Goodwill	307,420	307,420	262,140
Other intangible assets	28,935	32,433	8,095
Other assets	30,381	32,194	30,485
Total assets	$9,499,010	9,623,640	8,963,975

Liabilities and Shareholders’ equity
Liabilities
Noninterest-bearing demand deposits	$1,577,562	1,448,972	1,189,032
Interest-bearing demand deposits	1,440,196	1,428,317	1,110,607
Money market deposit accounts	1,800,261	1,841,567	1,295,127
Savings deposits	1,685,282	1,622,879	1,444,947
Time deposits	1,467,946	1,540,586	1,596,288
Total deposits	7,971,247	7,882,321	6,636,001

Liabilities held-for-sale	—	215,657	—
Borrowed funds	110,441	142,899	959,969
Advances by borrowers for taxes and insurance	48,446	36,879	45,288
Accrued interest payable	530	635	737
Other liabilities	60,203	63,373	55,312
Junior subordinated debentures	111,213	111,213	111,213
Total liabilities	8,302,080	8,452,977	7,808,520

Shareholders’ equity
Preferred stock, $0.01 par value, 50,000,000 shares authorized, no shares issued	—	—	—
Common stock, $0.01 par value: 500,000,000 shares authorized, 102,478,146 shares, 101,699,406 shares and 102,472,947 issued and outstanding, respectively	1,025	1,017	1,025
Paid-in-capital	726,036	718,834	722,980
Retained earnings	495,017	478,803	470,337
Unallocated common stock of Employee Stock Ownership Plan	—	—	(19,370)
Accumulated other comprehensive loss	(25,148)	(27,991)	(19,517)
Total shareholders’ equity	1,196,930	1,170,663	1,155,455
Total liabilities and shareholders’ equity	$9,499,010	9,623,640	8,963,975

Equity to assets	12.60%	12.16%	12.89%
Tangible common equity to assets	9.39%	8.95%	10.18%
Book value per share	$11.68	11.51	11.28
Tangible book value per share	$8.40	8.17	8.64
Closing market price per share	$15.61	18.03	14.83
Full time equivalent employees	2,273	2,306	2,091
Number of banking offices	173	176	157

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Income (Unaudited)
(Dollars in thousands, except per share amounts)

	Quarter Ended
	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016		June 30, 2016

Interest income:
Loans receivable	$84,714	82,751	85,669	81,083		81,506
Mortgage-backed securities	2,987	2,222	2,166	2,030		2,115
Taxable investment securities	981	1,006	988	627		756
Tax-free investment securities	529	569	625	676		707
FHLB dividends	50	59	285	218		401
Interest-earning deposits	536	660	300	114		70
Total interest income	89,797	87,267	90,033	84,748		85,555

Interest expense:
Deposits	5,826	5,465	5,859	5,653		5,865
Borrowed funds	1,240	1,225	1,232	1,801		4,143
Total interest expense	7,066	6,690	7,091	7,454		10,008

Net interest income	82,731	80,577	82,942	77,294		75,547
Provision for loan losses	5,562	4,637	2,145	5,538		4,199
Net interest income after provision for loan losses	77,169	75,940	80,797	71,756		71,348

Noninterest income:
Gain on sale of investments	3	17	213	58		227
Service charges and fees	12,749	11,717	12,406	11,012		10,630
Trust and other financial services income	4,600	4,304	4,131	3,434		3,277
Insurance commission income	2,353	2,794	2,499	2,541		2,768
Gain/ (loss) on real estate owned, net	(230)	(67)	164	(563)		111
Income from bank owned life insurance	1,652	1,068	1,281	1,380		1,105
Mortgage banking income	434	240	2,344	1,886		446
Gain on sale of offices	17,186	—	—	—		—
Other operating income	2,730	1,431	1,781	1,070		1,711
Total noninterest income	41,477	21,504	24,819	20,818		20,275

Noninterest expense:
Compensation and employee benefits	37,658	37,755	36,562	38,122		33,210
Premises and occupancy costs	7,103	7,516	7,228	6,094		6,275
Office operations	4,170	4,222	4,395	3,700		3,343
Collections expense	553	549	437	589		729
Processing expenses	9,639	9,909	9,429	8,844		8,172
Marketing expenses	2,846	2,148	2,181	2,239		2,541
Federal deposit insurance premiums	856	1,167	475	984		1,442
Professional services	2,452	2,575	2,088	1,815		2,129
Amortization of intangible assets	1,749	1,749	1,806	1,068		710
Real estate owned expense	217	282	192	206		295
Restructuring/ acquisition expense	2,634	223	1,009	7,183		3,386
FHLB prepayment penalty	—	—	—	—		36,978
Other expense	3,385	3,551	2,959	2,836	2,836	2,912
Total noninterest expense	73,262	71,646	68,761	73,680		102,122
Income/ (loss) before income taxes	45,384	25,798	36,855	18,894		(10,499)

Income tax expense/ (benefit)	14,402	8,052	12,361	4,697		(3,491)
Net income/ (loss)	$30,982	17,746	24,494	14,197		(7,008)

Basic earnings/ (loss) per share	$0.31	0.18	0.24	0.14		(0.07)
Diluted earnings/ (loss) per share	$0.30	0.17	0.24	0.14		(0.07)

Weighted average common shares outstanding - basic	100,950,772	100,653,277	100,219,370	99,602,535		99,177,609
Weighted average common shares outstanding - diluted	102,449,693	102,480,549	100,089,892	101,068,245		100,243,442

Annualized return on average equity	10.48%	6.15%	8.37%	4.89%		(2.44)%
Annualized return on average assets	1.30%	0.75%	1.01%	0.63%		(0.32)%
Annualized return on tangible common equity	14.44%	8.57%	11.73%	6.88%		(3.18)%

Efficiency ratio *	64.36%	68.25%	61.20%	66.69%		63.71%
Annualized noninterest expense to average assets *	2.89%	2.94%	2.73%	2.88%		2.76%

* Excludes gain on sale of offices and restructuring/acquisition expenses, FHLB prepayment penalty, and amortization of intangible assets (non-GAAP).

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Income (Unaudited)
(Dollars in thousands, except per share amounts)

	Six Months Ended
	2017	2016
Interest income:
Loans receivable	$167,465	162,287
Mortgage-backed securities	5,209	4,344
Taxable investment securities	1,987	1,794
Tax-free investment securities	1,098	1,431
FHLB dividends	109	868
Interest-earning deposits	1,196	129
Total interest income	177,064	170,853

Interest expense:
Deposits	11,291	11,953
Borrowed funds	2,465	11,801
Total interest expense	13,756	23,754

Net interest income	163,308	147,099
Provision for loan losses	10,199	5,859
Net interest income after provision for loan losses	153,109	141,240

Noninterest income:
Gain on sale of investments	20	354
Service charges and fees	24,466	20,695
Trust and other financial services income	8,904	6,538
Insurance commission income	5,147	5,482
Gain/(loss) on real estate owned, net	(297)	360
Income from bank owned life insurance	2,720	2,700
Mortgage banking income	674	664
Gain on sale of offices	17,186	—
Other operating income	4,161	2,930
Total noninterest income	62,981	39,723

Noninterest expense:
Compensation and employee benefits	75,413	66,243
Premises and occupancy costs	14,619	12,812
Office operations	8,392	6,803
Collections expense	1,102	1,405
Processing expenses	19,548	16,586
Marketing expenses	4,994	4,432
Federal deposit insurance premiums	2,023	2,945
Professional services	5,027	3,962
Amortization of intangible assets	3,498	1,385
Real estate owned expense	499	606
Restructuring/ acquisition expense	2,857	4,021
FHLB prepayment penalty	—	36,978
Other expense	6,936	7,219
Total noninterest expense	144,908	165,397
Income before income taxes	71,182	15,566

Income tax expense	22,454	4,590
Net income	$48,728	10,976

Basic earnings per share	$0.48	0.11
Diluted earnings per share	$0.48	0.11

Weighted average common shares outstanding - basic	100,798,209	99,033,676
Weighted average common shares outstanding - diluted	102,525,058	99,811,725

Annualized return on average equity	8.34%	1.90%
Annualized return on average assets	1.03%	0.25%
Annualized return on tangible common equity	11.42%	2.49%

Efficiency ratio *	66.26%	65.85%
Annualized noninterest expense to average assets *	2.92%	2.81%

* Excludes gain on sale of offices and restructuring/acquisition expenses, FHLB prepayment penalty, and amortization of intangible assets (non-GAAP).

Northwest Bancshares, Inc. and Subsidiaries
Reconciliation of Non-GAAP to GAAP Net Income (Unaudited) *
(Dollars in thousands, except per share amounts)

	Quarter Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Operating results (non-GAAP):
Net interest income	$82,731	75,547	163,308	147,099
Provision for loan losses	5,562	4,199	10,199	5,859
Noninterest income	24,291	20,275	45,795	39,723
Noninterest expense	70,628	61,758	142,051	124,398
Income taxes	8,581	12,655	16,722	20,990
Net operating income (non-GAAP)	$22,251	17,210	40,131	35,575
Diluted earnings per share (non-GAAP)	$0.22	0.17	0.39	0.36

Average equity	$1,185,357	1,154,885	1,177,631	1,159,450
Average assets	9,551,905	8,882,058	9,580,209	8,896,530
Annualized ROE (non-GAAP)	7.53%	5.99%	6.87%	6.17%
Annualized ROA (non-GAAP)	0.93%	0.78%	0.84%	0.80%

Reconciliation of net operating income to net income:
Net operating income (non-GAAP)	$22,251	17,210	40,131	35,575
Nonoperating income/ expenses, net of tax:
Gain on sale of offices	10,311	—	10,311	—
Restructuring/ acquisition expenses	(1,580)	(2,032)	(1,714)	(2,413)
FHLB prepayment penalty	—	(22,186)	—	(22,186)
Net income/ (loss) (GAAP)	$30,982	(7,008)	48,728	10,976
Diluted earnings per share (GAAP)	$0.30	(0.07)	0.48	0.11

Annualized ROE (GAAP)	10.48%	(2.44)%	8.34%	1.90%
Annualized ROA (GAAP)	1.30%	(0.32)%	1.03%	0.25%
* The table summarizes the Company’s results from operations on a GAAP basis and on an operating (non-GAAP) basis for the periods indicated. Operating results exclude certain income and expenses net of tax benefit and cost. The net tax effect was calculated using statutory tax rates of approximately 40.0%. The Company believes this non-GAAP presentation provides a meaningful comparison of operational performance and facilitates a more effective evaluation and comparison of results to assess performance in relation to ongoing operations.

Northwest Bancshares, Inc. and Subsidiaries
Asset Quality (Unaudited)
(Dollars in thousands)

	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
Nonaccrual loans current:
Residential mortgage loans	$841	1,864	2,109	3,063	2,017
Home equity loans	158	1,244	1,451	1,446	1,092
Consumer loans	379	633	520	464	277
Commercial real estate loans	16,189	13,347	13,955	19,246	17,456
Commercial loans	5,262	5,335	5,361	7,299	4,462
Total nonaccrual loans current	$22,829	22,423	23,396	31,518	25,304

Nonaccrual loans delinquent 30 days to 59 days:
Residential mortgage loans	$181	1,001	1,464	344	—
Home equity loans	164	328	422	315	49
Consumer loans	169	218	400	211	95
Commercial real estate loans	474	1,970	3,478	514	151
Commercial loans	32	328	145	185	16
Total nonaccrual loans delinquent 30 days to 59 days	$1,020	3,845	5,909	1,569	311

Nonaccrual loans delinquent 60 days to 89 days:
Residential mortgage loans	$896	704	1,522	1,270	1,524
Home equity loans	326	408	440	465	366
Consumer loans	342	242	366	250	157
Commercial real estate loans	2,233	540	2,027	151	6,513
Commercial loans	—	23	695	319	1,748
Total nonaccrual loans delinquent 60 days to 89 days	$3,797	1,917	5,050	2,455	10,308

Nonaccrual loans delinquent 90 days or more:
Residential mortgage loans	$11,637	11,911	13,169	13,242	14,829
Home equity loans	5,744	6,194	5,552	5,874	5,226
Consumer loans	2,809	3,359	3,823	3,354	2,374
Commercial real estate loans	21,295	20,897	19,264	22,155	12,960
Commercial loans	3,642	2,744	3,373	6,105	4,566
Total nonaccrual loans delinquent 90 days or more	$45,127	45,105	45,181	50,730	39,955

Total nonaccrual loans	$72,773	73,290	79,536	86,272	75,878

Total nonaccrual loans	$72,773	73,290	79,536	86,272	75,878
Loans 90 days past maturity and still accruing	182	265	649	103	472
Nonperforming loans	72,955	73,555	80,185	86,375	76,350
Real estate owned, net	6,030	6,242	4,889	4,841	4,950
Nonperforming assets	$78,985	79,797	85,074	91,216	81,300

Nonaccrual troubled debt restructuring *	$17,873	18,273	16,346	17,374	18,098
Accruing troubled debt restructuring	23,987	25,305	26,580	29,221	31,015
Total troubled debt restructuring	$41,860	43,578	42,926	46,595	49,113

Nonperforming loans to total loans	0.95%	0.97%	1.06%	1.11%	1.05%
Nonperforming assets to total assets	0.83%	0.82%	0.88%	0.94%	0.91%
Allowance for loan losses to total loans	0.82%	0.81%	0.81%	0.81%	0.83%
Allowance for loan losses to nonperforming loans	86.20%	83.07%	76.00%	73.22%	79.61%
* Amounts included in nonperforming loans above.

Northwest Bancshares, Inc. and Subsidiaries
Loans by Credit Quality Indicators (Unaudited)
(Dollars in thousands)

At June 30, 2017	Pass	Special Mention *	Substandard **	Doubtful	Loss	Loans Receivable
Personal Banking:
Residential mortgage loans	$2,733,555	—	16,916	—	—	2,750,471
Home equity loans	1,292,333	—	8,699	—	—	1,301,032
Consumer loans	655,149	—	2,976	—	—	658,125
Total Personal Banking	4,681,037	—	28,591	—	—	4,709,628
Commercial Banking:
Commercial real estate loans	2,178,996	67,826	149,841	—	—	2,396,663
Commercial loans	521,520	10,269	48,657	—	—	580,446
Total Commercial Banking	2,700,516	78,095	198,498	—	—	2,977,109
Total loans	$7,381,553	78,095	227,089	—	—	7,686,737

At March 31, 2017
Personal Banking:
Residential mortgage loans	$2,689,203	—	16,866	—	—	2,706,069
Home equity loans	1,296,182	—	9,212	—	—	1,305,394
Consumer loans	639,574	—	3,531	—	—	643,105
Total Personal Banking	4,624,959	—	29,609	—	—	4,654,568
Commercial Banking:
Commercial real estate loans	2,187,545	48,189	142,740	—	—	2,378,474
Commercial loans	474,662	12,226	43,158	—	—	530,046
Total Commercial Banking	2,662,207	60,415	185,898	—	—	2,908,520
Total loans	$7,287,166	60,415	215,507	—	—	7,563,088

At December 31, 2016
Personal Banking:
Residential mortgage loans	$2,696,705	—	18,059	—	—	2,714,764
Home equity loans	1,318,998	—	9,774	—	—	1,328,772
Consumer loans	639,044	—	3,917	—	—	642,961
Total Personal Banking	4,654,747	—	31,750	—	—	4,686,497
Commercial Banking:
Commercial real estate loans	2,153,328	43,724	145,037	—	—	2,342,089
Commercial loans	469,993	17,192	41,576	—	—	528,761
Total Commercial Banking	2,623,321	60,916	186,613	—	—	2,870,850
Total loans	$7,278,068	60,916	218,363	—	—	7,557,347

At September 30, 2016
Personal Banking:
Residential mortgage loans	$2,800,420	—	18,593	—	—	2,819,013
Home equity loans	1,338,643	—	10,462	—	—	1,349,105
Consumer loans	624,885	—	3,627	—	—	628,512
Total Personal Banking	4,763,948	—	32,682	—	—	4,796,630
Commercial Banking:
Commercial real estate loans	2,265,816	61,763	137,088	14	—	2,464,681
Commercial loans	479,321	14,707	40,326	2,901	—	537,255
Total Commercial Banking	2,745,137	76,470	177,414	2,915	—	3,001,936
Total loans	$7,509,085	76,470	210,096	2,915	—	7,798,566

At June 30, 2016
Personal Banking:
Residential mortgage loans	$2,741,101	—	16,497	—	—	2,757,598
Home equity loans	1,153,010	—	9,164	—	—	1,162,174
Consumer loans	544,174	—	2,376	—	—	546,550
Total Personal Banking	4,438,285	—	28,037	—	—	4,466,322
Commercial Banking:
Commercial real estate loans	2,170,583	63,351	129,428	14	—	2,363,376
Commercial loans	408,178	15,435	38,546	3,064	—	465,223
Total Commercial Banking	2,578,761	78,786	167,974	3,078	—	2,828,599
Total loans	$7,017,046	78,786	196,011	3,078	—	7,294,921

* Includes $9.7 million $12.4 million, $9.4 million, $19.3 million, and $7.6 million of acquired loans at June 30, 2017, March 31, 2017, December 31, 2016, September 30, 2016, and June 30, 2016, respectively.
** Includes $44.8 million, $45.3 million, $39.1 million, $29.8 million, and $25.5 million of acquired loans at June 30, 2017, March 31, 2017, December 31, 2016, September 30, 2016, and June 30, 2016, respectively.

Northwest Bancshares, Inc. and Subsidiaries
Loan Delinquency (Unaudited)
(Dollars in thousands)

	June 30, 2017		*	March 31, 2017		*	December 31, 2016		*	September 30, 2016		*	June 30, 2016		*
(Number of loans and dollar amount of loans)
Loans delinquent 30 days to 59 days:
Residential mortgage loans	64	$2,893	0.1%	280	$22,254	0.8%	360	$27,386	1.0%	74	$3,380	0.1%	72	$3,353	0.1%
Home equity loans	111	4,058	0.3%	125	4,586	0.4%	179	6,805	0.5%	164	4,984	0.4%	128	4,988	0.4%
Consumer loans	1,399	8,578	1.3%	1,022	7,157	1.1%	1,497	9,868	1.5%	1,269	7,583	1.2%	1,144	6,725	1.2%
Commercial real estate loans	38	4,629	0.2%	60	9,364	0.4%	61	10,377	0.4%	28	3,855	0.2%	34	4,828	0.2%
Commercial loans	20	1,378	0.2%	29	2,304	0.4%	20	1,178	0.2%	26	1,493	0.3%	15	533	0.1%
Total loans delinquent 30 days to 59 days	1,632	$21,536	0.3%	1,516	$45,665	0.6%	2,117	$55,614	0.7%	1,561	$21,295	0.3%	1,393	$20,427	0.3%

Loans delinquent 60 days to 89 days:
Residential mortgage loans	72	$6,320	0.2%	28	$1,594	0.1%	80	$6,227	0.2%	76	$6,174	0.2%	74	$5,633	0.2%
Home equity loans	44	1,522	0.1%	36	1,145	0.1%	62	1,563	0.1%	41	1,145	0.1%	42	1,435	0.1%
Consumer loans	623	3,234	0.5%	430	2,241	0.3%	636	3,609	0.6%	532	2,673	0.4%	514	2,247	0.4%
Commercial real estate loans	14	3,368	0.1%	19	3,034	0.1%	25	4,495	0.2%	13	1,102	—%	16	8,765	0.4%
Commercial loans	9	199	—%	10	499	0.1%	21	2,081	0.4%	9	594	0.1%	23	2,429	0.5%
Total loans delinquent 60 days to 89 days	762	$14,643	0.2%	523	$8,513	0.1%	824	$17,975	0.2%	671	$11,688	0.1%	669	$20,509	0.3%

Loans delinquent 90 days or more: **
Residential mortgage loans	145	$12,053	0.4%	139	$12,326	0.5%	169	$13,621	0.5%	168	$13,478	0.5%	176	$15,046	0.5%
Home equity loans	126	5,800	0.4%	143	6,258	0.5%	155	5,756	0.4%	137	6,022	0.4%	124	5,422	0.5%
Consumer loans	487	2,821	0.4%	532	3,372	0.5%	646	3,838	0.6%	757	3,372	0.5%	440	2,399	0.4%
Commercial real estate loans	108	22,044	0.9%	106	23,009	1.0%	101	21,270	0.9%	106	24,533	1.0%	107	15,244	0.6%
Commercial loans	39	3,642	0.6%	39	2,744	0.5%	37	3,520	0.7%	28	6,249	1.2%	32	4,709	1.0%
Total loans delinquent 90 days or more	905	$46,360	0.6%	959	$47,709	0.6%	1,108	$48,005	0.6%	1,196	$53,654	0.7%	879	$42,820	0.6%

Total loans delinquent	3,299	$82,539	1.1%	2,998	$101,887	1.3%	4,049	$121,594	1.5%	3,428	$86,637	1.1%	2,941	$83,756	1.2%

* Represents delinquency, in dollars, divided by the respective total amount of that class of loan outstanding.
** Includes purchased credit impaired loans of $1.2 million, $2.6 million, $2.8 million, $2.9 million, and $2.9 million at June 30, 2017, March 31,2017, December 31, 2016, September 30, 2016, and June 30, 2016, respectively.

Northwest Bancshares, Inc. and Subsidiaries
Allowance for Loan Losses (Unaudited)
(Dollars in thousands)

	Quarter Ended
	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
Beginning balance	$61,104	60,939	63,246	60,781	62,278
Provision	5,562	4,637	2,145	5,538	4,199
Charge-offs residential mortgage	(372)	(290)	(710)	(354)	(1,852)
Charge-offs home equity	(689)	(649)	(321)	(288)	(946)
Charge-offs consumer	(3,517)	(3,660)	(3,469)	(2,701)	(2,332)
Charge-offs commercial real estate	(329)	(474)	(323)	(789)	(1,731)
Charge-offs commercial	(929)	(1,267)	(2,489)	(708)	(903)
Recoveries	2,055	1,868	2,860	1,767	2,068
Ending balance	$62,885	61,104	60,939	63,246	60,781

Net charge-offs to average loans, annualized	0.20%	0.23%	0.23%	0.17%	0.31%

	Six Months Ended June 30,
	2017	2016
Beginning balance	$60,939	62,672
Provision	10,199	5,859
Charge-offs residential mortgage	(662)	(2,416)
Charge-offs home equity	(1,338)	(1,930)
Charge-offs consumer	(7,177)	(4,735)
Charge-offs commercial real estate	(803)	(2,628)
Charge-offs commercial	(2,196)	(1,020)
Recoveries	3,923	4,979
Ending balance	$62,885	60,781

Net charge-offs to average loans, annualized	0.22%	0.21%

Northwest Bancshares, Inc. and Subsidiaries
Average Balance Sheet (Unaudited)
(Dollars in thousands)
The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated.  Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented.  Average balances are calculated using daily averages.

	Quarter Ended
	June 30, 2017			March 31, 2017			December 31, 2016			September 30, 2016			June 30, 2016
	Average Balance	Interest	Avg. Yield/ Cost (h)	Average Balance	Interest	Avg. Yield/ Cost (h)	Average Balance	Interest	Avg. Yield/ Cost (h)	Average Balance	Interest	Avg. Yield/ Cost (h)	Average Balance	Interest	Avg. Yield/ Cost (h)
Assets:
Interest-earning assets:
Residential mortgage loans	$2,721,445	28,245	4.15%	$2,718,904	27,309	4.02%	$2,766,693	28,165	4.07%	$2,739,099	27,952	4.08%	$2,751,601	29,089	4.23%
Home equity loans	1,311,274	14,344	4.39%	1,332,647	14,201	4.32%	1,346,856	14,442	4.27%	1,192,929	12,884	4.30%	1,163,900	12,701	4.39%
Consumer loans	636,115	9,515	6.00%	627,288	9,701	6.27%	620,294	10,083	6.47%	554,954	8,931	6.40%	522,745	8,697	6.69%
Commercial real estate loans	2,430,594	27,071	4.41%	2,456,070	26,562	4.33%	2,467,569	27,863	4.42%	2,394,001	26,683	4.36%	2,356,994	26,691	4.48%
Commercial loans	554,506	6,087	4.34%	522,847	5,515	4.22%	527,330	5,682	4.27%	476,715	5,193	4.26%	461,808	4,902	4.20%
Total loans receivable (a) (b) (d)	7,653,934	85,262	4.47%	7,657,756	83,288	4.41%	7,728,742	86,235	4.44%	7,357,698	81,643	4.41%	7,257,048	82,080	4.55%
Mortgage-backed securities (c)	592,917	2,987	2.02%	471,674	2,222	1.88%	482,707	2,166	1.79%	440,966	2,030	1.84%	458,398	2,115	1.85%
Investment securities (c) (d)	372,398	1,796	1.93%	377,819	1,881	1.99%	401,602	1,950	1.94%	275,718	1,667	2.42%	313,647	1,844	2.35%
FHLB stock	7,602	50	2.64%	7,305	59	3.28%	7,575	285	4.54%	27,761	218	3.12%	33,302	401	4.84%
Other interest-earning deposits	208,141	536	1.02%	294,391	660	0.90%	325,889	300	0.36%	91,243	114	0.49%	63,950	70	0.43%
Total interest-earning assets	8,834,992	90,631	4.11%	8,808,945	88,110	4.06%	8,946,515	90,936	4.04%	8,193,386	85,672	4.16%	8,126,345	86,510	4.28%
Noninterest earning assets (e)	716,913			799,569			677,888			835,500			755,713
Total assets	$9,551,905			$9,608,514			$9,624,403			$9,028,886			$8,882,058

Liabilities and shareholders’ equity:
Interest-bearing liabilities:
Savings deposits	$1,714,290	768	0.18%	$1,702,528	755	0.18%	$1,668,492	771	0.18%	$1,485,763	744	0.20%	$1,440,886	837	0.23%
Interest-bearing demand deposits	1,451,787	283	0.08%	1,422,284	116	0.03%	1,431,671	85	0.02%	1,179,557	78	0.03%	1,130,122	144	0.05%
Money market deposit accounts	1,839,693	1,064	0.23%	1,879,292	1,074	0.23%	1,890,220	1,101	0.23%	1,418,779	826	0.23%	1,294,381	829	0.26%
Time deposits	1,518,650	3,711	0.98%	1,573,574	3,520	0.91%	1,643,785	3,902	0.94%	1,597,542	4,005	1.00%	1,616,260	4,055	1.01%
Borrowed funds (f)	126,685	55	0.17%	136,872	58	0.17%	143,540	61	0.17%	560,407	657	0.47%	772,225	3,017	1.57%
Junior subordinated debentures	111,213	1,185	4.22%	111,213	1,167	4.20%	111,213	1,171	4.12%	111,213	1,144	4.03%	111,213	1,126	4.01%
Total interest-bearing liabilities	6,762,318	7,066	0.42%	6,825,763	6,690	0.40%	6,888,921	7,091	0.41%	6,353,261	7,454	0.47%	6,365,087	10,008	0.63%
Noninterest-bearing demand deposits (g)	1,544,953			1,506,268			1,493,528			1,243,474			1,184,786
Noninterest bearing liabilities	59,277			106,578			77,827			276,014			177,300
Total liabilities	8,366,548			8,438,609			8,460,276			7,872,749			7,727,173
Shareholders’ equity	1,185,357			1,169,905			1,164,127			1,156,137			1,154,885
Total liabilities and shareholders’ equity	$9,551,905			$9,608,514			$9,624,403			$9,028,886			$8,882,058
Net interest income/ Interest rate spread		83,565	3.69%		81,420	3.66%		83,845	3.63%		78,218	3.69%		76,502	3.65%
Net interest-earning assets/ Net interest margin	$2,072,674		3.78%	$1,983,182		3.75%	$2,057,594		3.75%	$1,840,125		3.82%	$1,761,258		3.77%
Ratio of interest-earning assets to interest-bearing liabilities	1.31X			1.29X			1.30X			1.29X			1.28X

(a) Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.
(b) Interest income includes accretion/ amortization of deferred loan fees/ expenses, which was not material.
(c) Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.
(d) Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent basis.
(e) Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.
(f) Average balances include FHLB borrowings and collateralized borrowings.
(g) Average cost of deposits were 0.29%, 0.27%, 0.29%, 0.32% and 0.35%, respectively.
(h) Shown on a FTE basis. GAAP basis yields for the periods indicated were: Loans - 4.44%, 4.38%, 4.41%, 4.38% and 4.52%, respectively, Investment securities - 1.62%, 1.67%, 1.61%, 1.89% and 1.87%, respectively, Interest-earning assets - 4.08%, 4.02%, 4.00%, 4.11% and 4.23%, respectively. GAAP basis net interest rate spreads were 3.66%, 3.62%, 3.59%, 3.65% and 3.60%, respectively, and GAAP basis net interest margins were 3.75%, 3.71%, 3.71%, 3.77% and 3.72%, respectively.

Northwest Bancshares, Inc. and Subsidiaries
Average Balance Sheet (Unaudited)
(Dollars in thousands)

The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated.  Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented.  Average balances are calculated using daily averages.

	Six Months Ended June 30,
	2017			2016
	Average Balance	Interest	Avg. Yield/ Cost (h)	Average Balance	Interest	Avg. Yield/ Cost (h)
Assets:
Interest-earning assets:
Residential mortgage loans	$2,720,180	55,554	4.08%	$2,745,695	58,874	4.29%
Home equity loans	1,321,902	28,545	4.35%	1,170,653	25,243	4.34%
Consumer loans	631,726	19,216	6.13%	516,419	16,916	6.59%
Commercial real estate loans	2,443,262	53,633	4.37%	2,353,371	52,684	4.43%
Commercial loans	538,760	11,602	4.28%	451,893	9,625	4.21%
Loans receivable (a) (b) (d)	7,655,830	168,550	4.44%	7,238,031	163,342	4.54%
Mortgage-backed securities (c)	532,631	5,209	1.96%	473,346	4,344	1.84%
Investment securities (c) (d)	375,093	3,677	1.96%	350,553	3,995	2.28%
FHLB stock	7,454	109	2.95%	35,200	868	4.96%
Other interest-earning deposits	257,427	1,196	0.92%	45,926	129	0.56%
Total interest-earning assets	8,828,435	178,741	4.08%	8,143,056	172,678	4.26%
Noninterest earning assets (e)	751,774			753,474
Total assets	$9,580,209			$8,896,530

Liabilities and shareholders’ equity:
Interest-bearing liabilities:
Savings deposits	$1,708,441	1,524	0.18%	$1,423,343	1,702	0.24%
Interest-bearing demand deposits	1,437,112	399	0.06%	1,111,981	300	0.05%
Money market deposit accounts	1,859,383	2,138	0.23%	1,291,457	1,694	0.26%
Time deposits	1,545,959	7,230	0.94%	1,640,291	8,257	1.01%
Borrowed funds (f)	131,750	112	0.17%	835,832	9,556	2.30%
Junior subordinated debentures	111,213	2,353	4.21%	111,213	2,245	3.99%
Total interest-bearing liabilities	6,793,858	13,756	0.41%	6,414,117	23,754	0.74%
Noninterest-bearing demand deposits (g)	1,525,723			1,109,662
Noninterest bearing liabilities	82,997			213,301
Total liabilities	8,402,578			7,737,080
Shareholders’ equity	1,177,631			1,159,450
Total liabilities and shareholders’ equity	$9,580,209			$8,896,530
Net interest income/ Interest rate spread		164,985	3.67%		148,924	3.52%
Net interest-earning assets/ Net interest margin	$2,034,577		3.74%	$1,728,939		3.66%
Ratio of interest-earning assets to interest-bearing liabilities	1.30X			1.27X
(a) Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.
(b) Interest income includes accretion/ amortization of deferred loan fees/ expenses, which was not material.
(c) Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.
(d) Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent basis.
(e) Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.
(f) Average balances include FHLB borrowings and collateralized borrowings.
(g) Average cost of deposits were 0.28%, and 0.37%, respectively.
(h) Shown on a FTE basis. GAAP basis yields for the periods indicated were: Loans - 4.41% and 4.51%, respectively, Investment securities - 1.64% and 1.84%, respectively, Interest-earning assets - 4.04% and 4.22%, respectively. GAAP basis net interest rate spreads were 3.64% and 3.47%, respectively, and GAAP basis net interest margins were 3.70% and 3.61%, respectively.